                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant    /X/
Filed by a party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            CECO ENVIRONMENTAL CORP.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of filing fee (Check the appropriate box):

/X/ No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transactions applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)      Total fee paid:


/ /      Fee paid if previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

--------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)      Filing party:

--------------------------------------------------------------------------------

(4)      Date filed:

--------------------------------------------------------------------------------

                            CECO ENVIRONMENTAL CORP.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 22, 2000


To the Stockholders of
CECO Environmental Corp.

         Notice is hereby given that the annual meeting of the stockholders of CECO Environmental Corp. will be held at 505 University Avenue, Toronto, Ontario, CANADA M5G 1X3, on November 22, 2000 at 10:00 A.M., Toronto time, for the following purposes:

         1.  to elect 5 directors;

         2. to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of CECO Environmental Corp. for fiscal year 2000;

         3. to transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on October 23, 2000, are entitled to notice of and to vote at the annual meeting.

         Your attention is directed to the accompanying Proxy Statement and proxy.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                       By Order of the Board of Directors


                                         Phillip DeZwirek
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

October 24, 2000

                                Table of Contents


                                                                          Page
                                                                          ----
NOTICE OF ANNUAL MEETING.................................................Cover

PROXY STATEMENT..............................................................1

ELECTION OF DIRECTORS........................................................1

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS...............................13

ADDITIONAL INFORMATION......................................................13

                            CECO ENVIRONMENTAL CORP.

                                                             October 24, 2000

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 22, 2000

         The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a New York corporation ("CECO"), to be voted at the annual meeting of stockholders to be held on November 22, 2000, or any postponement or adjournment thereof ("Annual Meeting"). A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 5 nominees for director proposed by the Board of Directors and set forth herein, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of CECO for fiscal year 2000, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

         The mailing address of the principal office of CECO is 505 University Avenue, Toronto, Ontario CANADA M5G 1X3. This Proxy Statement and enclosed proxy were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about October 24, 2000.

         Only stockholders of record at the close of business on October 23, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,037,753 shares of CECO Common Stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote. Votes present in person or by proxy at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. If there is not a quorum at the Annual Meeting, the stockholders present in person or represented by proxy at the meeting have the power to adjourn the meeting until such time as there is a quorum. At such time as there is a quorum of stockholders present in person or represented by proxy, the Annual Meeting will reconvene without notice to stockholders, other than an announcement at the meeting prior to adjournment, unless the adjournment is for more than 60 days after the Record Date or a new record date has been set. Under applicable New York law, abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the meeting.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the year 2001 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are now CECO directors. If, for any reason, any nominee should become unable to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

         The following information is provided with respect to each nominee for election as a director. The ages of the nominees are as of July 31, 2000.

         Richard J. Blum, age 53, became President and a director of CECO on July 1, 2000. Mr. Blum became the Chief Executive Officer and President of CECO Group, Inc. on December 10, 1999. Mr. Blum has been a director and the President of Kirk & Blum Manufacturing Company ("Kirk & Blum") since February 28, 1975 and the Chairman and a director of kbd/Technic, Inc. since November 1988. Kirk & Blum and kbd/Technic, Inc., were acquired by CECO on December 7, 1999.

         Phillip DeZwirek, age 62, became a director, the Chairman of the Board and the Chief Executive Officer of CECO in August 1979. Mr. DeZwirek also served as Chief Financial Officer until January 26, 2000. Mr. DeZwirek's principal occupations during the past five years have been as Chairman of the Board and Vice President of CECO Filters, Inc. ("Filters") a Delaware corporation (since
1985); a director of Kirk & Blum and kbd/Technic (since 1999) and President of Can-Med Technology, Inc. d/b/a Green Diamond Corp. ("Can-Med") (since 1990). Mr. DeZwirek has also been involved in private investment activities for the past five years.

         Jason Louis DeZwirek, age 29, the son of Phillip DeZwirek, became a director of CECO in February, 1994. He became Secretary of CECO on February 20, 1998, following the resignation of Josephine Grivas as Secretary. Mr. DeZwirek from October 1, 1997, has also been a member of the Committee that was established to administer CECO's stock option plan. Mr. DeZwirek's principal occupation since 1999 has been as the President of kaboose.com, Inc., a company that owns a children's portal.

         Josephine Grivas, age 60, has been a director of CECO since February, 1991. She was its Secretary from October, 1992 until she resigned as of February 2, 1998. Ms. Grivas has since October 1, 1997, also been a member of the Committee that was established to administer CECO's stock option plan. She is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. Since February 20, 1998, Ms. Grivas has been a member of the Audit Committee, which was created to evaluate transactions where the potential for a conflict of interest exists and such other matters that are properly referred to the Audit Committee by the Board of Directors. Ms. Grivas had been an administrative assistant for Phillip DeZwirek since 1975. She retired from this position in February 1998.

         Donald A. Wright, age 62, became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998. He is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. Since November 1996, Mr. Wright has also been a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. From August 1995 until October 1996, he was the principal of and real estate broker with Barbour Real Estate Sales and Leasing in La Costa, California.

         In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

                        BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended December 31, 1999, the Board of Directors held no meetings. During and since the end of such period, action has been taken by unanimous and written consent of the Board of Directors.

         The Board has a standing Audit Committee and a committee established to administer the CECO Environmental Corp. 1997 Stock Option Plan.

         The members of the Audit Committee are Directors Grivas and Wright. The Audit Committee did not have any meetings during 1999. This Committee's responsibilities include evaluating transactions where the potential for a conflict of interest exists.

         The members of the Committee that administers CECO's stock option plan are Directors Grivas and Jason DeZwirek. This Committee held no meetings during 1999. Directors Grivas and Wright administer the CECO Environmental Corp. 1999 Employee Stock Purchase Plan.

          The directors of CECO received no consideration for serving in their capacity as directors of CECO or as members of any committee of the Board during its last fiscal year. CECO has no annuity pension or retirement plans.

                         BENEFICIAL OWNERSHIP OF SHARES

                  The following table sets forth the name and address of each beneficial owner of more than five percent (5%) of CECO's common stock known to CECO, the number of shares of common stock of CECO beneficially owned as of August 31, 2000, and the percent of the class so owned by each such person.

                                       No. of Shares           % of Total CECO
Name and Address of                    of Common Stock         Common Shares
Beneficial Owner                       Beneficially Owned      Outstanding(1)
------------------------------------------------------------------------------

Icarus Investment Corp.(2),(8)
505 University Avenue,
Suite 1400
Toronto, Ontario M5G1X3                    2,134,360               24.15%

Phillip DeZwirek (2),(3),(4)
505 University Avenue, Suite 1400
Toronto, Ontario M5G1P7                    3,889,857               36.74%

IntroTech Investments, Inc.(5)
247 Erskine Avenue
Toronto, Ontario M4P1Z6                    1,598,666               19.89%

------------
(1) Based upon 8,037,753 shares of common stock of CECO outstanding as of August 31, 2000.

(2) Icarus Investment Corp. ("Icarus") is owned 50% by Phillip DeZwirek and 50% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by Icarus Investment Corp. also are attributed to both Messrs. Phillip DeZwirek and Jason Louis DeZwirek. With respect to the shares owned by Icarus, Icarus has sole dispositive and voting power and Phillip DeZwirek and Jason Louis DeZwirek are deemed to have shared voting and shared dispositive power.

(3) Phillip DeZwirek is the Chief Executive Officer and Chairman of the Board of Directors of CECO.

                                       No. of Shares           % of Total CECO
Name and Address of                    of Common Stock         Common Shares
Beneficial Owner                       Beneficially Owned      Outstanding(1)
------------------------------------------------------------------------------

Jason Louis DeZwirek(2),(5)
247 Erskine Avenue
Toronto, Ontario M4P1Z6                   3,733,026                42.24%

Brinker Pioneer, L.P.
259 Radnor-Chester Road
Radnor, PA  19087                           580,266                 7.22%

Richard Paul Genovese(6)                    700,000                 8.01%

IRG Investor(7)
Relations Group, Ltd.
1286 Homer Street, 4th fl.
Vancouver, B.C.  V6B2Y5                     500,000                 5.86%

Can-Med Technology, Inc.(8)
d/b/a Green Diamond Corp.
505 University Avenue
Suite 1400
Toronto, Ontario
Canada M5G1X3                               800,000                 9.05%
------------
(4) Includes (i) 750,000 shares of CECO's common stock that Phillip DeZwirek can purchase on or prior to November 7, 2006 from CECO at a price of $1.75 per share pursuant to Warrants granted to Mr. DeZwirek by CECO on November 7, 1996; (ii) 250,000 shares that may be purchased pursuant to Warrants granted January 14, 1998 at a price of $2.75 per share prior to January 14, 2008; (iii) 250,000 shares of CECO's common stock that may be purchased pursuant to Warrants granted September 14, 1998 at a price of $1.625 per share prior to September 14, 2008; and (iv) 500,000 shares that may be purchased pursuant to Warrants granted to Mr. DeZwirek by CECO January 22, 1999, which are exercisable prior to January 22, 2009 at a price of $3.00 per share. Excludes 500,000 shares that may be purchased pursuant to Warrants granted to Mr. DeZwirek by CECO August 14, 2000, which are exercisable between February 14, 2001 and August 14, 2010, inclusive, at a price of $2.0625 per share.

(5) Introtech Investments, Inc. ("IntroTech") is owned 100% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by IntroTech also are attributed to Jason Louis DeZwirek. IntroTech and Jason Louis DeZwirek are each deemed to have sole dispositive and sole voting power with respect to such shares.

(6) Represents 700,000 shares of CECO's common stock that Mr. Genovese may purchase by the exercise of warrants.

(7) Represents 500,000 shares of CECO's common stock that IRG Investor Relations Group Ltd. may purchase by the exercise of warrants.

(8) 50.1% of the shares of Can-Med are owned by Icarus. Ownership of the shares of common stock owned by Can-Med also are attributed to Icarus. Icarus has voting and dispositive power, with respect to such shares which is shared with the other shareholders of Can-Med. Represents 800,000 shares of CECO's common stock that Can-Med may purchase by the exercise of warrants.

                        SECURITY OWNERSHIP OF MANAGEMENT

                  As of August 31, 2000, the present directors and executive officers of CECO are the beneficial owners of the numbers of shares of common stock of CECO set forth below:

  Name of                           Number of                   % Total
 Beneficial                         Shares of                   Company
 Owner and                          Common Stock                Common Shares
Position Held                       Beneficially Owned          Outstanding(1)
--------------------------------------------------------------------------------
Phillip DeZwirek
Chief
Executive Officer,
Chairman of the
Board of Directors                     3,889,857(2)                 36.74%

Jason Louis DeZwirek
Director, Secretary                    3,733,026(3)                 42.24%

Josephine Grivas
Director
Assistant Secretary                           --                       --

Donald Wright                             31,000(4)                   .39%
Director

Richard J. Blum(5)                        20,000                       --
President
Director

Marshall J. Morris(6)                     10,600                       --
Vice President - Finance
& Administration
Chief Financial Officer
Assistant Secretary

David D. Blum(7)
Senior Vice President -
Sales and Marketing                       10,000                       --

Officers and
Directors as a
group (7 persons)                      5,560,123                    52.26%
-------------------
(1) See Note 1 to the foregoing table.
(2) See Notes 2, 3, and 4 to the foregoing table.
(3) See Notes 2 and 5 to the foregoing table.
(4) Includes 10,000 shares of CECO's common stock that may be purchased pursuant to Options granted June 30, 1998 at a price of $2.75 per share prior to June 30, 2008.

(5) Excludes 448,000 shares of CECO's common stock that Mr. Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. Blum on December 7, 1999 in connection with the acquisition of Kirk & Blum and kbd/Technics. This warrant only becomes exercisable on December 7, 2000 with respect to 25% of such shares with an additional 25% becoming exercisable on each of the next three anniversaries of such date.
(6) Excludes 50,000 shares of CECO's common stock that Mr. Morris has the right to purchase for $2.50 per share pursuant to an incentive option granted to Mr. Morris on January 20, 2000. This option becomes exercisable, provided Mr. Morris' employment with the Company or any subsidiary of the Company remains continuous, with respect to 20% of the 50,000 shares on January 20, 2001 and thereafter, provided Mr. Morris' employment with the Company or any subsidiary of the Company remains continuous, with respect to an additional 20% of the 50,000 shares on each of the next four anniversaries of such date.
(7) Excludes 335,000 shares of CECO's common stock that Mr. Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. Blum on December 7, 1999 in connection with the acquisition of Kirk & Blum and kbd/Technics. This warrant only becomes exercisable on December 7, 2000 with respect to 25% of such shares with an additional 25% becoming exercisable on each of the next three anniversaries of such date.

                               CHANGES IN CONTROL

         CECO is not aware of any current arrangement(s) that may result in a change in control of CECO.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

          Steven I. Taub, the former President of Filters, failed to timely file a Form 4 to report the sale of 500 shares of stock of CECO. Such transaction was reported in a late Form 4. Except for Mr. Taub, CECO is not aware of any persons who beneficially own or owned more than 10 percent of the outstanding common stock of CECO or any officer, director or other person subject to the requirements of Section 16 of the Securities Exchange Act of 1934 who, during the fiscal year 1999, failed to file, or failed to file on a timely basis, any reports or forms required to be filed under said Section 16 or the rules and regulations promulgated thereunder.

                              CERTAIN TRANSACTIONS

          Since January 1, 1998, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of CECO's common stock, had a direct or indirect material interest.

         Andrew Halapin, former President of Busch, is the beneficial owner of the building in which Busch leases its principal office. The lease is a triple net lease, with annual rent in the amount of $82,398.

         CECO purchased shares of Peerless Manufacturing Company stock. Part of the funds used to purchase such stock were borrowed from Can-Med. Can-Med is owned 50.1% by Icarus, which is owned 50% by Phillip DeZwirek (the Chairman of the Board of Directors and Chief Executive Officer of CECO) and 50% by Jason DeZwirek (a director and the Secretary of CECO). As of December 31, 1999 the amount outstanding on such loan was $800,000. The loan is payable upon demand and accrues interest at a rate of 10%. As of August 31, 2000 such loan has been repaid in full.

         As a condition to obtaining a bank loan facility with PNC Bank, National Association, The Fifth Third Bank and Bank One, N.A. (the "Bank Facility"), CECO placed $5 million of subordinated debt. Can-Med provided $4,000,000 of the subordinated debt. The promissory notes which were issued to evidence the subordinated debt provide that they accrue interest at the rate of 12% per annum, payable semi-annually, subject to the subordination agreement with the banks providing the Bank Facility.

         In consideration for the subordinated lenders making CECO the subordinated loans, CECO issued to the subordinated lenders warrants to purchase up to 1,000,000 shares of CECO's common stock for $2.25 per share, the closing price of CECO's common stock on the day that the subordinated lenders entered into an agreement with CECO to provide the subordinated loans. Can-Med was issued 800,000 of such warrants. The warrants are exercisable from June 6, 2000 until December 7, 2009. In connection with such warrants, the subordinated lenders, including Can-Med, were granted certain registration rights with respect to their warrants and shares of common stock of CECO into which the warrants are convertible.

          On July 5, 2000, CECO purchased 441,297 shares of CECO from Steven I. Taub, former President, Chief Executive Officer and director of Filters for $2.125 per share. Such purchase was in connection with the termination of Mr. Taub's employment with Filters. CECO, as part of such termination, also purchased 124,703 shares of CECO stock from Hilary Taub, the former wife of Mr. Taub, for $2.125 per share. Both purchases were made pursuant to the terms of Stock Sale Agreements dated July 5, 2000.

          In 2000, as of September 15th, CECO has purchased 50,000 shares of CECO stock in the market; such stock has been retired.

                             EXECUTIVE COMPENSATION

         Except for the compensation described below, neither CECO nor any of its subsidiaries paid, set aside or accrued any salary or other remuneration or bonus, or any amount pursuant to a profit-sharing, pension, retirement, deferred compensation or other similar plan, during its last fiscal year, to or for any of CECO's executive officers or directors.

         Warrants

          In consideration for Philip DeZwirek's valuable service to CECO as an officer and director, CECO granted Mr. DeZwirek warrants (i) on January 22, 1999 to purchase up to 500,000 shares of CECO's common stock, which are exercisable at any time between July 22, 1999 and January 22, 2009 inclusive at a price of $3.00, the closing price of CECO's common stock on January 22, 1999 and (ii) on August 14, 2000 to purchase up to 500,000 shares of CECO's common stock, which are exercisable at any time between August 14, 2001 and August 14, 2010 inclusive at a price of $2.0625, the closing price of CECO's common stock on August 14, 2000 (each such grant of warrants a "Warrant Grant"). All of such warrants grant the holders thereof "piggyback registration rights", i.e. the right to participate in any registration of securities by CECO other than a registration statement in connection with a merger or pursuant to registration statements on Forms S-4 or S-8. Additionally, the holders of a majority of the shares underlying the warrants and the warrants for each Warrant Grant have the right on two occasions to have CECO prepare and file with the Securities and Exchange Commission a registration statement and such other documents as may be necessary for such holders to effect a public offering of the shares underlying the warrants previously issued or to be issued upon the effectiveness of such registration statement. CECO is however required to pay the expenses of only one of such registrations for each Warrant Grant. With respect to each Warrant Grant, the right to demand such registrations expires 10 years from the date of the Warrant Grant, or upon the happening of certain other conditions.

          On December 7, 1999 Richard J. Blum and David D. Blum were granted warrants to purchase 448,000 and 335,000, respectively, shares of CECO's stock. The exercise price for each share is $2.9375. The warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 and have a term of ten years.

         Stock Option Plan

         As of September 15, 2000, 125,000 options under the CECO Environmental Corp. 1997 Stock Option Plan have been issued since January 1, 1999, 50,000 of which were issued on January 20, 2000 to Marshall J. Morris, Vice President - Finance and Administration and Chief Financial Officer of CECO. No other of such options were issued to an officer or director of CECO.

         Stock Purchase Plan

          On September 21, 1999, the Board of Directors of CECO adopted the CECO Environmental Corp. 1999 Employee Stock Purchase Plan (the "Stock Plan"). The Stock Plan was approved by the shareholders of CECO on November 16, 1999. As of September 15, 2000, 4,462 shares of stock have been issued under the Stock Plan, none of which were issued to an officer or director of CECO.

          The following table summarizes the total compensation of Phillip DeZwirek, the Chief Executive Officer of CECO, for 1999 and the two previous years. There were no other executive officers of CECO who received compensation in excess of $100,000 in 1999.

SUMMARY COMPENSATION TABLE FOR CECO:

Name/Principal          Annual Compensation                           Long Term Compensation
 Position               Year                         Salary           Options (#)
--------------          -------------------          ------           ----------------------
Phillip DeZwirek        1999                         $100,000         500,000(1)
President and           1998                         $80,000          500,000(2)
Chief Executive         1997                         $50,000               --
Officer

------------
(1) Represents 500,000 Warrants issued to Phillip DeZwirek on January 22, 1999.

(2) Represents 250,000 Warrants issued on January 14, 1998 and 250,000 Warrants issued on September 14, 1998.

         The following tables set forth information with respect to Mr. DeZwirek, Richard Blum, David Blum and Steven Taub concerning grants and exercises of options on stock of CECO during the last fiscal year and unexercised options on stock of CECO held as of the end of the 1999 fiscal year.

OPTION/SAR GRANTS BY CECO
FOR THE YEAR ENDED DECEMBER 31, 1999:

                                                    % of Total Options
                          Number of Securities      /SARs Granted to
                          Underlying Options        Employees in              Exercise or Base         Expiration
Name                      Granted (#)               Fiscal Year               ($/SH)                   Date
----                      --------------------      ------------------        ----------------         ----------
Phillip DeZwirek          500,000                   39%                       $3.00                    Jan. 22, 2009

Richard J. Blum           448,000                   35%                       $2.9375                  Dec. 6, 2009

David D. Blum             335,000                   26%                       $2.9375                  Dec. 6, 2009

AGGREGATED OPTION/SAR ON CECO
EXERCISES FOR THE YEAR ENDED DECEMBER 31, 1999
AND OPTION/SAR VALUES ON CECO AS OF DECEMBER 31, 1999:

                   Shares                                   Number of Securities                  Value of Unexercised
                   Acquired on        Value                Underlying Unexercised             In-the-Money Options/SARs at
                   Exercise           Realized            Options/SARs at 12/31/99                     12/31/99

Name               (#)                ($)             Exerciseable       Unexerciseable      Exerciseable    Unexerciseable
----               ---                ---             ------------       --------------      ------------    --------------
Phillip DeZwirek    0                  0                1,750,000          0                    $781,250         N/A

Richard J. Blum     0                  0                0                  448,000              0                0

David D. Blum       0                  0                0                  335,000              0                0

Steven I. Taub      0                  0                63,156             147,364              0                0

        The following table summarizes the total compensation of the Chief Executive Officer of CECO Filters, Inc. for 1999 and the two previous years (the "Named Executive Officer"). There were no other executive officers of CECO Filters, Inc. who received compensation in excess of $100,000 for 1999.

SUMMARY COMPENSATION TABLE FOR FILTERS:

                              Annual                                      Long Term
Name/Principal                Compensation                               Compensation                 All Other
Position                      Year                     Salary             Options (#)               Compensation(1)
--------                      ----                     ------             -----------               ---------------
Steven I. Taub, Ph.D./        1999                    $247,603(2)                                     $5,000.00
President and                 1998                    $240,740                   --                   $4,750.20
Chief Executive               1997                    $226,300             210,520(3)                 $4,750.20
Officer

         Steven Taub's employment with Filters was terminated as of June 30, 2000 pursuant to a Separation Agreement and General Release (the "Agreement"). Under the terms of the Agreement Mr. Taub agrees that for a period commencing on June 30, 2000 and continuing until October 28, 2001, Mr. Taub will not, within the continental Unites States, directly or indirectly engage in certain competitive businesses. If Mr. Taub is presented with or finds an opportunity for CECO or its affiliates at any time within one (1) year from October 28, 2000, Mr. Taub must first present such opportunity to CECO.

         CECO, pursuant to the Agreement, purchased on July 5, 2000, all of Mr. Taub's CECO stock, aggregating 441,297 shares for $2.125 per share and 124,703 shares of Hilary Taub's, Mr. Taub's former wife, CECO stock, aggregating 124,703 shares for $2.125 per share. In addition, through October 28, 2000, Mr. Taub is entitled to $678.37 per day from Filters. Filters also agreed to pay all of Mr. Taub's major medical insurance costs through October 28, 2000.

-------------
(1) Includes matching contributions by Filters to Filter's 401(k) Plan on behalf of Dr. Taub.
(2) $225,000 is allocated to base salary, $2,000 to IRA contribution, $7,200 to automobile allowance and $13,403 to insurance premiums, all of which items Dr. Taub pays for directly.
(3) All options granted are for shares of stock of CECO pursuant to CECO's Stock Option Plan and were granted in exchange for the cancellation of all options held by Dr. Taub for the purchase of 325,000 shares of Filters.

         The following table summarizes the total compensation of Andrew M. Halapin, President and Chief Operating Officer of Busch, for 1999. There were no other executive officers of Busch who received compensation in excess of $100,000 for 1999. Mr. Halapin did not receive any options or SAR grants from CECO or Busch in 1999.

SUMMARY COMPENSATION TABLE FOR NEW BUSCH CO., INC.:

                              Annual
Name/Principal                Compensation                                         All Other
Position                      Year              Salary          Bonus              Compensation(1)
--------                      ----              ------          -----              -------------
Andrew M. Halapin             1999              $200,000        $267,000             $212,200
President and Chief           1998              $200,000              --             $200,000
Operating Officer             1997              $100,000        $500,000(2)          $100,000

         New Busch Co., Inc. ("Busch") entered into an Employment, Non-Compete and Confidentiality Agreement dated September 25, 1997 with Andrew M. Halapin, pursuant to which Mr. Halapin agreed to be Busch's President and chief operating officer until June 30, 2000. Busch did not renew such Employment Agreement and Mr. Halapin's employment with Busch terminated on June 30, 2000. While Mr. Halapin was President of Busch, in 1999 Dr. Taub oversaw and ultimately controlled the operations of Busch. Mr. Halapin has agreed to not compete with Busch and its affiliates (including CECO) for one year from the date of termination of the Employment Agreement. As compensation for Mr. Halapin's agreement not to compete with Busch and its affiliates, he received $100,000 upon execution of the Employment Agreement and is entitled to additional $200,000 annual payments for four years, for a total payment of $900,000. Busch is required to pay Mr. Halapin $450,000 before January 31, 2002 in consideration of Mr. Halapin's providing certain consulting services to CECO.

------------
(1) Represents a $100,000 payment in 1997 and a $200,000 payment in 1998 and 1999 for consideration of a non-compete agreement contained in Mr. Halapin's Employment Agreement. For 1999, also represents a $7,200 automobile allowance and a $5000 matching contribution by Filters to Filters' 401(k) Plan.
(2)  Represents a $500,000 signing bonus.

The following table summarizes the total compensation of the President and Chief Executive Officer of CECO Group, Inc. for 1999. There were no other executive officers of CECO Group, Inc. who received compensation in excess of $100,000 for 1999.

SUMMARY COMPENSATION TABLE FOR CECO GROUP, INC.:

                                    Annual
Name/Principal                      Compensation                                      Long Term Compensation
Position                            Year                      Salary                  Options (#)
--------                            ----                      ------                  -----------
Richard Blum                        1999                      $13,972(1)               448,000(2)
President and Chief Executive
Officer

         Mr. Richard Blum entered into an Employment Agreement dated December 7, 1999 with Ceco Group. The Employment Agreement has a term through December 7, 2004. Either party may terminate the Employment Agreement for cause. Mr. Blum's base salary is set at $206,000 per year. In addition to his base salary, Mr. Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

The following table summarizes the total compensation of the Vice-President of Kirk & Blum for 1999.

SUMMARY COMPENSATION TABLE FOR KIRK & BLUM:

                                    Annual
Name/Principal                      Compensation                                      Long Term Compensation
Position                            Year                      Salary                  Options (#)
--------                            ----                      ------                  -----------
David Blum                          1999                      $10,548(3)               335,000(4)
Vice-President

         Mr. David Blum entered into an Employment Agreement dated December 7, 1999 with Kirk & Blum. The Employment Agreement has a term through December 7, 2004. Either party may terminate the Employment Agreement for cause. Mr. Blum's base salary is set at $154,000 per year. In addition to his base salary, Mr. Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

------------
(1) Based on an annual salary of $206,000; Mr. Blum commenced employment with Ceco Group on December 7, 1999.
(2) Represents Warrants to purchase 448,000 shares of CECO's stock granted in Mr. Richard Blum's Employment Agreement. Such Warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 at a price per share of $2.9375.
(3) Based on an annual salary of $154,000; amount shown is from December 7, 1999, the date CECO Group acquired Kirk & Blum.
(4) Represents Warrants to purchase 335,000 shares of CECO's stock granted in Mr. Richard Blum's Employment Agreement. Such Warrants become exercisable at the rate of 25% per year over the four years following December 7, 1999 at a price per share of $2.9375.

                                   PROPOSAL II
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to serve as the independent public accountants of CECO for its fiscal year ending December 31, 2000. Deloitte was engaged to act as CECO's public accountants on September 28, 2000. Accordingly, the engagement of Margolis & Company P.C. ("Margolis") was discontinued effective September 28, 2000. Margolis served as the independent public accountants of CECO since 1993. Notwithstanding the appointment, the Board of Directors, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board of Directors believes that such a change would be in the best interests of CECO and its stockholders. Neither representatives of Deloitte nor Margolis are expected to be present at the Annual Meeting. If the appointment of Deloitte is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants.

         The reports of Margolis on CECO's consolidated financial statements for each of the two fiscal years in the period ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of CECO's consolidated financial statements for each of the two fiscal years ended December 31, 1998 and December 31, 1999 and the subsequent interim period prior to June 30, 2000, there were no disagreements between CECO and Margolis on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Margolis, would have caused Margolis to make reference to the matter in their reports. CECO did not consult with Deloitte during the last two fiscal years in the period ended December 31, 1999 or the subsequent interim period prior to June 30, 2000 on either the application of accounting principles or type of opinion Deloitte might issue on CECO's financial statements.

         CECO reported the change in principal accountants on a Current Report on Form 8-K filed September 29, 2000. CECO provided Margolis with a copy of the disclosures it made in the Current Report on Form 8-K prior to the filing of the report with the Securities and Exchange Commission. Margolis has furnished CECO a copy of a letter addressed to the Securities and Exchange Commission stating that Margolis agrees with the statements made by CECO in this Proxy Statement.

         The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF CECO FOR FISCAL YEAR 2000.

                             ADDITIONAL INFORMATION

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

         A copy of CECO's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, without exhibits, will be sent to any stockholder without charge upon written request addressed to CECO Environmental Corp., to the attention of the Secretary, 505 University Avenue, Toronto, Ontario, CANADA M5G 1X3.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         In order to be considered for inclusion in CECO's proxy materials for the year 2001 annual meeting of stockholders, a stockholder proposal must be received by CECO no later than June 26, 2001. Proposals may be mailed to CECO Environmental Corp., to the attention of the Secretary, 505 University Avenue, Toronto, Ontario, CANADA M5G 1X3.

                          METHOD OF PROXY SOLICITATION

         The cost of solicitation of the proxies will be borne by CECO. In addition to solicitation of the proxies by use of the mails, employees of CECO or its Subsidiaries, without extra remuneration, may solicit proxies personally or by telephone. CECO will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                              FINANCIAL STATEMENTS

         CECO's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1999, are included on pages F-1 through F-8 of CECO's 2000 Annual Report to Shareholders, which is being mailed concurrently herewith. Additional copies of the Annual Report are available without charge upon request. The financial statements, the report of independent accountants thereon, selected financial data and management's discussion and analysis of financial condition and results of operations included in the Annual Report are incorporated herein by reference.


                                      By Order of the Board of Directors



                                      Phillip DeZwirek
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer

October 24, 2000

                            CECO ENVIRONMENTAL CORP.

                        505 University Avenue, Suite 1400
                        Toronto, Ontario, Canada M5G 1X3

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Phillip DeZwirek as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the "Company") held of record by the undersigned on October 23, 2000, at the Annual Meeting of Stockholders to be held on November 22, 2000 or any adjournment thereof.

                       (To Be Signed on the Reverse Side.)

       Please mark your
A [X]  votes as in this example
   -

       The Board of Directors recommends a vote FOR the proposals listed.

 (1) ELECTION OF DIRECTORS        For [_]                                (2) PROPOSAL NO. II    [_]   [_]  [_]
                    Withold Authority [_]  Nominees:                     Deloitte & Touche LLP as
FOR, except vote withheld                  Richard J. Blum               Independent Public Accountants
from the following nominees:               Jason Louis DeZwirek
                                           Phillip DeZwirek
____________________________               Josephine Grivas
                                           Donald A. Wright

                                                                          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                          CARD PROMPTLY USING THE ENCLOSED ENVELOPE






Signature:___________________ Date: ________, 2000 _______________________________________________Date: ________, 2000
                                                   Signature of Joint Stockholder if Held Jointly

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership's name by an authorized person.